EXHIBIT 10.1

Form of Participation Notice

Mercury Interactive Corporation

Long-Term Incentive Plan

Name:
Title:
Performance Period:	January 1 through December 31,

Capitalized terms used in this Participation Notice (“Notice”) but not otherwise defined shall have the respective meanings ascribed to them in the Long-Term Incentive Plan (the “Plan”) attached hereto as Exhibit A and incorporated herein by this reference.

Criteria/Amount of Award:

•	Non-GAAP Earnings per share (“EPS”) and Bookings Growth of the Company (together, the “Criteria”), with the targets based on the Company’s Business Plan for the Performance Period approved by the Company’s Board of Directors.

•	Target cash Award amount for this Performance Period: (representing 100% in the matrix below), with a maximum potential cash Award of [ ]% of the target.

•	In addition, you are eligible for a grant of (or have been granted) an option to purchase shares under the terms of the Equity Plan. The terms of the option will be governed by the Equity Plan and the applicable option agreement.

Performance Goals:

•	The amount of a cash Award is based on the Company’s achievement (as determined by the Committee in its sole discretion) of the Performance Goals as set forth in the matrix below:

Performance Matrix

Award Percentage

EPS

Bookings Growth

•	Examples:

•	If the Company achieves the minimum Performance Goal for each of the Criteria, then the Participant shall be granted a cash Award equal to % of the total cash Award amount.

•	If the Company does not achieve the minimum Performance Goal for each of the Criteria, then the Participant shall not be granted a cash Award.

Vesting and Payment of Cash Awards:

•	The vesting of cash Awards shall occur over a two year period after the end of the Performance Period. Payment of cash Awards will be made in the first quarter following full vesting of a cash Award (or Q1 ), subject to earlier payment in the limited circumstances set forth in Section 4(d) of the Plan.

I hereby acknowledge and agree that my Mercury Interactive Corporation Long-Term Incentive Plan is comprised of this Participation Notice listing my Performance Goals and the Criteria on which they are based together with the Plan attached hereto as Exhibit A and incorporated herein by this reference (collectively, this “Notice/Plan”). I further acknowledge and agree that this Notice/Plan is effective during the Performance Period, unless modified in writing. Each new/modified Notice/Plan supersedes and cancels all previous Notice/Plans and any other oral or written commitment with respect to the subject matter of this Notice/Plan.

“Participant”	Mercury Interactive Corporation

Signature:	By:
Date:	Name:
Its: